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                                                                        CONTACT:
                                            Media: Lillian Kilroy (410) 277-2833
                             Investment Community: Ellen Grossman (410) 277-2889

                    PROVIDENT BANKSHARES CORPORATION REPORTS
                          2001 SECOND QUARTER EARNINGS
               CORE BANKING BUSINESS CONTINUES STRONG PERFORMANCE
      COMPANY ADDRESSES PREVIOUSLY ANNOUNCED ACQUIRED LOAN PORTFOLIO LOSSES

BALTIMORE (August 6, 2001) - Provident Bankshares Corporation (NASDAQ:PBKS), the parent company of Provident Bank, today reported operating results for the quarter ending June 30, 2001. The Company's core banking businesses continued to produce strong growth and performance. During the quarter, core deposits, in-market originated loans and fee income categories all posted double-digit increases. Provident also took action to deal with the losses identified by the Company's previously announced review of its acquired second mortgage loan portfolio.

ACQUIRED LOAN PORTFOLIO
In its Press Release on July 16, the Company reported that it was conducting an internal review of its $1.6 billion acquired second mortgage loan portfolio. The review, when completed, discovered previously unidentified losses in that portfolio of $13.8 million ($8.9 million after tax) through June 30, 2001. At that time, the Company also reported that it was working with its independent public accountants to determine the appropriate accounting treatment for its findings. Presented below is a summary of these findings and the impact by accounting period:
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
                                                     PRIOR PERIOD RESTATEMENTS
                                         -----------------------------------------
                                                                         First               Second
                                                                        Quarter             Quarter
(dollars in thousands)                      1999           2000           2001                2001            Total
                                            ----           ----           ----                ----            -----
Increase to the provision for loan
losses                                        -           $  6,000      $  1,000            $ 2,845         $  9,845

Reversal of accrued but
uncollected interest and
write-off of loan purchase premiums for
acquired second mortgages                     -              1,854          (389)                561            2,026


Increase in the existing recourse
reserve for securities resulting from
securitization of acquired second
mortgages                                     -                  -             -               1,886            1,886
                                          --------        ---------     --------           ---------        ---------

Total decrease in pre-tax income                          $   7,854     $    611            $  5,292        $  13,757
                                                          =========     ========            ========        =========

Total decrease in after-tax income                        $   5,105     $    400            $  3,440        $   8,945
                                                          =========     ========            ========        =========
Charge-offs                               $  3,335        $   4,951     $  2,239            $  2,180        $  12,705
                                          ========        =========     ========            ========        =========




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The Company will amend and refile certain 2000 financial statement filings on
Forms 10-K and 10-Q, as well as its first quarter 2001 financial statements on Form 10-Q. Presented below is a summary of selected financial data:

                                                                                MARCH 31,
(dollars in thousands, except per share data)   1999              2000            2001
                                                ----              ----            ----

Net Income
   As Reported                                                  $ 44,810        $ 10,565
   As Restated                                                  $ 39,705        $ 10,165

Earnings Per Share - Basic (1)
   As Reported                                                   $ 1.63         $    0.40
   As Restated                                                   $ 1.44         $    0.39

Earnings Per Share - Diluted (1)
   As Reported                                                   $ 1.60         $    0.39
   As Restated                                                   $ 1.41         $    0.37

Loan Charge-offs
   As Reported                                $ 14,557          $ 24,249        $   5,391
   As Restated                                $ 17,892          $ 29,200        $   7,630

Reserve for Loan Losses-Period End
   As Reported                                $ 39,780          $ 40,660        $  42,832
   As Restated                                $ 36,445          $ 38,374        $  39,307

Reserve for Loans/Period End Loans
   As Reported                                  1.25%             1.21%             1.29%
   As Restated                                  1.15%             1.14%             1.19%

(1) Earnings per share give effect to the 5% stock dividend paid in May, 2001

SECOND QUARTER RESULTS

The following results reflect the revised financial information as stated above.

Net income for the quarter ended June 30, 2001 was $8.0 million or $.30 per share on a diluted basis. This is a net income decrease of 11.3% from the $9.1 million, or $.32 per diluted share, in the 2000 comparable quarter.

Return on average common equity was 11.16% for second quarter 2001, compared to 11.50% for the same quarter last year. Return on average assets was .63% for the quarter, compared to .67% for the comparable period one year ago.

Stockholders' equity at June 30, 2001 was $286 million. The leverage ratio was 6.90% and book value per share was $11.13.


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SOLID SECOND QUARTER RESULTS FROM CORE BUSINESS OPERATIONS

Banking operations continued to show solid revenue growth driven by Provident's strength in attracting and retaining customers, acquiring core deposits and loans and generating fee income.

Average core loans and deposits showed strong growth during the second quarter. Average core loans increased $309 million or 10% compared to second quarter 2000. Led by a 15% increase in non-interest bearing demand deposits, average core deposits increased 12% from same quarter last year.

The Company continued to shrink the wholesale segment of its balance sheet during the quarter. Investment securities, as well as syndicated and acquired loans, were reduced along with their wholesale funding source, brokered deposits. Provident securitized approximately $239 million of acquired second mortgages. The resulting FNMA securities were then transferred to the Company's investment portfolio. Brokered deposits have been reduced by $298 million from the same quarter last year.

As a result, average loans were down $269 million and average deposits were down $87 million from the same quarter last year. This de-leveraging activity is consistent with Provident's strategic focus on asset growth from core banking sources.

Net interest income for the 2001 second quarter was down $3.3 million or 8.6% from one year ago. The net interest margin for the quarter was 2.89%, down from 2.90% in the same quarter last year.

Asset quality within the commercial and real estate portfolios remains solid. At June 30, 2001, total non-performing loans were $28.1 million, up from $27.5 million or 2.3% from the same quarter last year. During the quarter, Provident wrote down its last remaining non-performing health care credit. The Company has obtained a contract of sale on the nursing home related to this loan and expects to exit the credit without any additional losses.

Non-interest income from banking operations was up 14.6% and comprised 36% of Provident's total revenue for the quarter (net of securities gains). This increase was driven by Provident's strong retail and commercial checking account growth, with income from retail deposit fees up 22.1%, commercial deposit service fees up more than 52% and assessed cash management fees up 45% from one year ago. Total non-interest income (excluding securities gains) was up $2.4 million or 14.6% for the second quarter of 2001. There were $1.6 million in securities gains during the 2001 second quarter compared with $7.8 million in the same period a year ago.

Excluding the $1.9 million increase to the existing recourse reserve, non-interest expense was $36.7 million in the second quarter of 2001, up just 3.5% from the same quarter last year. These results reflect the Company's continued focus on operating expense control and anticipated expense reductions from lines of business exited last year.


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SIX MONTH RESULTS

For the six months ended June 30, 2001, net income totaled $18.2 million, down from $20.2 million for the 2000 period. Diluted earnings per share were $.67, down from the $.72 for the same six months last year. Revenues from core business operations continued strong growth, with an 18.4% increase in core non-interest income from the same six-month period last year.

DIVIDEND DECLARED

Provident Bankshares also announced today that its Board of Directors has declared a quarterly cash dividend of $0.195 per share. This quarterly cash dividend will be paid on August 23, 2001 to stockholders of record at the close of business on August 16, 2001.

CORE BUSINESS UNITS CONTINUE ON TRACK WITH STRONG REVENUE MOMENTUM

     Provident posted strong consumer loan volume in the second quarter of 2001. The Bank booked over $128 million in new consumer loans and lines during the second quarter of 2001, a 133% increase over second quarter 2000. Application volume was up 67% compared to second quarter 2000. A retooled home equity product line generated over $52 million in loans and lines during the quarter, an 89% increase over the same quarter last year.

     Commercial loans also showed strong increases in second quarter 2001. Commercial loans were up 11.8% over second quarter 2000. Commercial real estate loans grew $105 million or 25% over second quarter 2000. This growth was in loans to home and apartment builders, and in commercial projects such as office buildings, flex-space and regional shopping centers.

     Core deposits grew 12% from the second quarter of 2000, with non-interest bearing demand deposits up by 15%.

     An enhanced business checking product line was introduced in April to complement Provident's new Small Business Center. During the quarter, the Bank opened over 1,900 new business checking accounts. This reflects a 51% increase in new account production over the same period last year.

     Provident's expansion branches helped fuel the growth of core deposits in the second quarter of 2001. The Company opened more than 20,000 retail checking accounts during the quarter, with expansion branches accounting for 43% of this growth.

     Fee income was also up 20.9%, fueled by deposit service fees that grew by 22.2% compared to second quarter 2000. Commercial deposit fees increased 52.4% and assessed cash management fees rose 45% over the second quarter of last year. Loan fees were up 35% compared to the same period last year.



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MANAGEMENT COMMENT

Commenting on the Company's performance, Provident Bankshares Chairman and Chief Executive Officer Peter M. Martin said, "The acquired loan portfolio losses were a disappointing setback - especially when contrasted against the strong performance of our core business operations. That said, we have addressed the issue and taken appropriate action."

"Provident management remains focused on growing core product businesses, sustaining revenue momentum from retail and commercial units and controlling the operating expense growth rate. Continued positive results from these strategies and the success of our network expansion efforts will provide momentum toward our planned fourth quarter financial targets."

Provident Bankshares Corporation is the holding company for Provident Bank, the second largest independent commercial bank headquartered in Maryland. With $5.2 billion in assets, Provident serves individuals and businesses in the dynamic Baltimore-Washington corridor through a network of 99 offices in Maryland, Northern Virginia, and southern York County, PA. Provident Bank also offers related financial services through wholly owned subsidiaries. Mutual funds, annuities and insurance products are available through Provident Investment Center and leases through Court Square Leasing and Provident Lease Corp. Visit Provident on the web at www.provbank.com.
                        ----------------

SPECIAL NOTE: Provident Bankshares Corporation's Second Quarter Earnings Teleconference will be webcast at 10:00 a.m. on Tuesday, August 7, 2001. Log on to www.provbank.com. The webcast will include discussions of the most recent
   ----------------
quarter's results of operations and may include forward-looking information such as guidance on future results.

                                       ##

STATEMENTS CONTAINED IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS, AS THE TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS, WHICH INCLUDE, BUT ARE NOT LIMITED TO, FACTORS DISCUSSED IN DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME.

                                 TABLE FOLLOWS


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

PROVIDENT BANKSHARES CORPORATION
FINANCIAL SUMMARY

(DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)                 Three Months Ended June 30,              Six Months Ended June 30,
                                                    ----------------------------------------    ------------------------------------
(TAX-EQUIVALENT BASIS)                                2001          2000       % Change           2001        2000       % Change
                                                    ---------    ----------  ---------------    ---------  ----------  -------------
SUMMARY OF OPERATIONS
Interest Income                                     $  89,067    $  101,791      (12.5)%      $   187,216  $   199,274      (6.1)%
Interest Expense                                       54,313        63,760      (14.8)           114,967      122,339      (6.0)
                                                    ---------    ----------                   -----------  -----------
  Net Interest Income                                  34,754        38,031       (8.6)            72,249       76,935      (6.1)
Provision for Loan Losses                               4,895        13,035      (62.4)            13,070       17,335     (24.6)
                                                    ---------    ----------                   -----------  -----------
  Net Interest Income after Provision
   for Loan Losses                                     29,859        24,996       19.5             59,179       59,600      (0.7)
Non-Interest Income                                    20,638        24,379      (15.3)            44,175       38,748      14.0
Non-Interest Expense                                   38,577        35,459        8.8             74,455       69,504       7.1
                                                    ---------    ----------                   -----------  -----------
  Income Before Income Taxes                           11,920        13,916      (14.3)            28,899       28,844       0.2
Income Tax Expense                                      3,640         4,610      (21.0)             9,039        8,932       1.2
Less: Tax-Equivalent Adjustment                           245           246       (0.4)               500          487       2.7
                                                    ---------    ----------                   -----------  -----------
Income Before Extraordinary Item and Cumulative
  Effect of Change in Accounting Principle              8,035         9,060      (11.3)            19,360       19,425      (0.3)
Extraordinary Item -- Gain on Debt Extinguishment,
  Net                                                      --            --         --                 --          770        --
Cumulative Effect of Change in Accounting
 Principle, Net*                                           --            --         --             (1,160)          --        --
                                                    ---------    ----------                   -----------  -----------
Net Income                                          $   8,035    $    9,060      (11.3)       $    18,200  $    20,195      (9.9)
                                                    =========    ==========                   ===========  ===========
PER SHARE
  Basic
  Income Before Extraordinary Item and Cumulative
    Effect of Change in Accounting Principle       $     0.31    $     0.33                   $      0.74  $      0.70
  Net Income                                             0.31          0.33                          0.70         0.73
  Diluted
  Income Before Extraordinary Item and Cumulative
    Effect of Change in Accounting Principle             0.30          0.32                          0.71         0.69
  Net Income                                             0.30          0.32                          0.67         0.72

Cash Dividends Paid                                     0.181         0.154                         0.357        0.304
Stockholders' Equity                                                                                11.13        10.38
Market Value (closing sales price as
   reported on the NASDAQ Stock Market)                                                             24.94        12.86
Common Shares Outstanding                                                                      25,672,753   25,540,913
Weighted Average Shares -- Basic                   25,545,605    27,482,988                    25,989,507   27,628,756
Weighted Average Shares -- Diluted                 26,507,162    28,007,570                    26,990,150   28,167,973
PROFITABILITY RATIOS**
Return on Average Assets                                 0.63 %        0.67 %                        0.74%        0.77%
Return on Average Equity                                11.41         13.75                         13.44        15.19
Return on Average Common Equity                         11.16         11.50                         13.15        12.80
Net Yield on Average Earning Assets (t/e basis)          2.89          2.90                          2.92         2.99
CAPITAL RATIOS AT JUNE 30
Leverage Ratio                                                                                       6.90%        7.00%
Risk-Based Capital Ratios:
   Tier I Capital Ratio                                                                              9.22         9.18
   Total Capital Ratio                                                                              10.14        10.17
ASSET QUALITY
Non-Performing Loans                                                                          $    28,107  $    27,470       2.3%
Loans Past Due 90 Days or More                                                                     11,193       17,074     (34.4)
Allowance for Loan Losses                                                                          35,310       41,102     (14.1)
Net Charge-offs                                    $    8,202    $    8,502       (3.5)%           15,444       12,678      21.8
Non-Performing Loans to Loans                                                                        0.95%        0.78%
Allowance for Loan Losses to Loans                                                                   1.19         1.17
Net Charge-Offs to Average Loans                         1.03%         0.99%                         0.95         0.76
Allowance for Loan Losses to
   Non-Performing Loans                                                                            125.63       149.63
AVERAGE BALANCES
Investment Securities Portfolio                    $1,634,303    $1,798,740       (9.1)%      $ 1,699,597  $ 1,768,563      (3.9)%
Loans                                               3,178,995     3,448,400       (7.8)         3,279,912    3,360,220      (2.4)
Earning Assets                                      4,826,416     5,285,569       (8.7)         4,992,670    5,171,248      (3.5)
Assets                                              5,125,315     5,458,710       (6.1)         5,250,682    5,343,065      (1.7)
Deposits                                            3,690,825     3,777,830       (2.3)         3,766,297    3,784,804      (0.5)
Stockholders' Equity                                  282,418       264,974        6.6            290,426      267,354       8.6
Common Equity                                         288,814       316,804       (8.8)           296,830      317,239      (6.4)
SELECTED FINANCIAL DATA AT PERIOD END
Investment Securities Portfolio                                                               $ 1,803,242  $ 1,711,987       5.3 %
Loans                                                                                           2,971,093    3,504,739     (15.2)
Earning Assets                                                                                  4,786,825    5,233,377      (8.5)
Assets                                                                                          5,170,670    5,482,191      (5.7)
Deposits                                                                                        3,580,802    3,920,356      (8.7)
Stockholders' Equity                                                                              285,755      265,103       7.8
Common Equity                                                                                     293,003      312,269      (6.2)
*  Effective January 1, 2001, the Corporation adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities"
** Exclusive of cumulative effect of change in accounting principle
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